As filed with the Securities and Exchange Commission on February 28, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XCEL ENERGY INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-0448030
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

414 Nicollet Mall Minneapolis, Minnesota	55401
(Address of registrant’s principal executive offices)	(Zip code)

Xcel Energy 401(k) Savings Plan

New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan for

Bargaining Unit Employees and Former Non-Bargaining Unit Employees

New Century Energies, Inc. Employee Investment Plan for

Bargaining Unit Employees and Former Non-Bargaining Unit Employees

Nuclear Management Company, LLC NMC Savings and Retirement Plan

(Full title of the plan)

ROBERT FRENZEL Executive Vice President and Chief Financial Officer Xcel Energy Inc. 414 Nicollet Mall Minneapolis, Minnesota 55401 (612) 330-5500

(Names and address, including zip code, and telephone number, including area code, of agents for service)

Copy to:

SCOTT WILENSKY

Executive Vice President and General Counsel

Xcel Energy Inc.

414 Nicollet Mall

Minneapolis, Minnesota 55401

(612) 330-5500

(Name and address of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered (1)	Amount to Be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (2)
Common stock, par value $2.50 per share	2,868,000 shares	$54.26	$155,617,680	$18,860.87

(1)

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)

Pursuant to Rule 416 of the Securities Act of 1933, this registration statement also covers such additional shares of common stock that may become issuable pursuant to the anti-dilution provisions of the employee benefit plans described herein. This registration statement on Form S-8 is being filed for the purpose of registering an additional 1,943,000 shares under the Xcel Energy 401(k) Savings Plan, an additional 508,000 shares under the New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees, an additional 341,000 under the New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; and an additional 76,000 shares under the Nuclear Management Company, LLC NMC Savings and Retirement Plan.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based on the average of the high and low sales prices per share of the Registrant’s Common Stock as reported on the Nasdaq on February 21, 2019.

This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed for the purpose of registering an additional 2,868,000 shares of the Registrant’s Common Stock to be issued pursuant to Xcel Energy’s 401(k) plans (the “New Shares”), with 1,943,000 of these New Shares being authorized for issuance under the Xcel Energy 401(k) Savings Plan (the “401(k) Plan”); 508,000 of these New Shares being authorized for issuance under the New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees (the “Employees’ Savings and Stock Ownership Plan”); 341,000 of these New Shares being authorized for issuance under the New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees (the “Employee Investment Plan”); and 76,000 of these New Shares being authorized for issuance under the Nuclear Management Company, LLC NMC Savings and Retirement Plan (the “NMC Savings and Retirement Plan,” together with the 401(k) Plan, the Employees’ Savings and Stock Ownership Plan, and the Employee Investment Plan, the “Plans”). In accordance with Section E of the General Instructions to Form S-8, the contents of Xcel Energy Inc.’s (the “Company” or the “Registrant”) registration statements on Form S-8 (Registration Nos. 333-185610, 333-213382, and 333-186856), including the post-effective amendments thereto are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by Xcel Energy Inc. (“Xcel Energy”) with the Securities and Exchange Commission are incorporated herein by reference:

(1)	Xcel Energy’s Annual Report on Form 10-K for the year ended December 31, 2018;

(2)	the Plans’ Annual Reports on Form 11-K for the year ended December 31, 2017;

(3)

all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since February 22, 2019 (other than information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules); and

(4)

the description of the Company’s common stock contained in Xcel Energy’s Current Report on Form 8-K filed on March 13, 2002, our Forms 8-K filed with the SEC on February 18, 2016 and August 14, 2008, which describe certain amendments to our Restated Bylaws (“Bylaws”), our Form 8-K filed with the SEC on December 12, 2008 describing the termination of the Stockholder Protection Rights Agreement dated as of December 13, 2000, between us and The Bank of New York Mellon, as successor rights agent, our Form 8-K filed with the SEC on May 18, 2012, which described amendments to the voting rights of our common stock holders to eliminate cumulative voting, and our Form 8-K filed with the SEC on December 19, 2017 which describes the transfer in our primary listing exchange.

All documents subsequently filed by Xcel Energy and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing of such documents.

Item 5. Interests of Named Experts and Counsel

Scott Wilensky, Executive Vice President and General Counsel of the Registrant, will pass upon the validity of the offered securities. Mr. Wilensky is eligible to participate in certain of the Plans. Mr. Wilensky is the beneficial owner of less than 1% of the Registrant’s Common Stock.

Item 8. Exhibits

Exhibit Number	Description
5.01	Opinion of Counsel regarding legality of shares

23.01	Consent of Deloitte & Touche LLP

23.02	Consent of Counsel (included in Exhibit 5.01)

24.01	Powers of Attorney

99.01*	Xcel Energy 401(k) Savings Plan (as amended and restated effective as of Jan. 1, 2015) (Exhibit 99.01 to Form S-8 of Xcel Energy filed August 30, 2016, file number 333-213382)

99.02	First Amendment to the Xcel Energy 401(k) Savings Plan, dated December 11, 2016

99.03	Second Amendment to the Xcel Energy 401(k) Savings Plan, dated December 21, 2017

99.04*	New Century Energies, Inc. Employees Savings and Stock Options Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees (as amended and restated effective Jan. 1, 2015, with certain retroactive amendments) (Exhibit 99.02 to Form S-8 of Xcel Energy filed August 30, 2016, file number 333-213382)

99.05	First Amendment to New Century Energies, Inc. Employees Savings and Stock Options Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees, dated Dec. 21, 2017

99.07*	New Century Energies, Inc. Employees Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees (as amended and restated effective Jan. 1, 2015, with certain retroactive amendments) (Exhibit 99.03 to Form S-8 of Xcel Energy filed August 30, 2016, file number 333-213382)

99.08	First Amendment to New Century Energies, Inc. Employees Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees, dated Jan. 1, 2015

99.09	Second Amendment to New Century Energies, Inc. Employees Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees, dated Dec. 21, 2017

99.10*	Nuclear Management Company, LLC NMC Savings and Retirement Plan (as amended and restated effective as of Jan. 1, 2015) (Exhibit 99.01 to post-effective amendment to Form S-8 of Xcel Energy filed August 30, 2016, file number 333-185610)

99.11	First Amendment to the Nuclear Management Company, LLC NMC Savings and Retirement Plan, dated Jan. 1, 2015

99.12	Second Amendment to the Nuclear Management Company, LLC NMC Savings and Retirement Plan, dated Dec. 21, 2017

*	Incorporated by reference

The Registrant undertakes that it will submit or has submitted the Plans and any amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans under Section 401 of the Internal Revenue Code.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 28th day of February, 2019.

Xcel Energy Inc.

By:	/s/ Robert Frenzel
Robert Frenzel
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date listed above:

Signature	Title

* Ben Fowke	Chairman, President, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ Robert Frenzel Robert Frenzel	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Jeffrey S. Savage Jeffrey S. Savage	Senior Vice President and Controller (Principal Accounting Officer)

* Lynn Casey	Director

* Richard K. Davis	Director

* Richard T. O’Brien	Director

* David K. Owens	Director

* Christopher J. Policinski	Director

* James T. Prokopanko	Director

* A. Patricia Sampson	Director

* James J. Sheppard	Director

* David A Westerlund	Director

* Kim Williams	Director

* Timothy V. Wolf	Director

* Daniel Yohannes	Director

*	By:	/s/ Robert Frenzel
Robert Frenzel
Attorney-in Fact

The 401(k) Plan

The undersigned is a member of the Committee having the responsibility for the administration of the 401(k) Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on February 28, 2019.

XCEL ENERGY 401(K) SAVINGS PLAN

By:	/s/ Jeffrey S. Savage
Name:	Jeffrey S. Savage
Title:	Pension Trust Administration Committee

The Employees’ Savings and Stock Ownership Plan

The undersigned is a member of the Committee having the responsibility for the administration of the Employees’ Savings and Stock Ownership Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Employees’ Savings and Stock Ownership Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on February 28, 2019.

NEW CENTURY ENERGIES, INC. EMPLOYEES’ SAVINGS AND STOCK OWNERSHIP PLAN FOR BARGAINING UNIT EMPLOYEES AND FORMER NON-BARGAINING UNIT EMPLOYEES

By:	/s/ Jeffrey S. Savage
Name:	Jeffrey S. Savage
Title:	Pension Trust Administration Committee

The Employee Investment Plan

The undersigned is a member of the Committee having the responsibility for the administration of the Employee Investment Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Employee Investment Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on February 28, 2019.

NEW CENTURY ENERGIES, INC. EMPLOYEE INVESTMENT PLAN FOR BARGAINING UNIT EMPLOYEES AND FORMER NON-BARGAINING UNIT EMPLOYEES

By:	/s/ Jeffrey S. Savage
Name:	Jeffrey S. Savage
Title:	Pension Trust Administration Committee

NMC Savings and Retirement Plan

The undersigned is a member of the Committee having the responsibility for the administration of the NMC Savings and Retirement Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the NMC Savings and Retirement Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on February 28, 2019.

NUCLEAR MANAGEMENT COMPANY, LLC NMC SAVINGS AND RETIREMENT PLAN

By:	/s/ Jeffrey S. Savage
Name:	Jeffrey S. Savage
Title:	Pension Trust Administration Committee